EXHIBIT 3.2

                                     BY-LAWS

                                       of

                            LNR PROPERTY CORPORATION

                             A Delaware Corporation
                              Adopted June 10, 1997


                                    ARTICLE I

                                     OFFICES


         SECTION 1. The registered office of the Corporation will be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS


         SECTION 1. All meetings of stockholders will be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

         SECTION 2. Commencing with the year 1998, annual Meetings of Stockholders will be held on the first Wednesday after the first Monday in the month of April of each year, or if that is a legal holiday, on the next following business day, at 11:00 o'clock A.M., or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders the

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stockholders will elect directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. Special meetings of stockholders may be called at any time for any purpose or purposes by the Board of Directors or by the President, and must be called by the President or the Secretary upon the written request of a majority of the directors or upon the written request of the holders of at least 50% in voting power of all the outstanding shares entitled to vote on the action proposed to be taken. Each written request must state the time, place and purpose or purposes of the proposed meeting. A special meeting of stockholders called by the Board of Directors or the President, other than one required to be called by reason of a written request of stockholders, may be cancelled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

         SECTION 4. Written notice of each annual or special meeting of stockholders, stating the date, time and place of the meeting and the matters to be voted upon at it, must be given in the manner set forth in Article VI of these By-Laws not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at the meeting.

         SECTION 5. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in the manner set forth in Article VII to each stockholder of record entitled to vote at the adjourned meeting.

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         SECTION 6. At any meeting of stockholders each stockholder having the right to vote may vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections will be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or By-Laws, any other matter will be determined by the vote of a majority of the shares which are voted with regard to it.

         SECTION 7. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.

                                   ARTICLE III

                                    DIRECTORS


         SECTION 1. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

         SECTION 2. The number of directors which will constitute the entire Board of Directors will be such number, not less than three nor more than twenty, as is determined by the Board of Directors from time to time. Until further action by the Board of Directors, the number of directors which will constitute the entire Board of Directors will be nine. As used in these By-Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

         SECTION 3. Except as provided in Section 5 of this Article, the directors will be elected at each annual meeting of stockholders. Except as otherwise provided by law, the Certificate

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of Incorporation, or these By-Laws, each director elected will serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

         SECTION 4. Any of the directors may be removed for cause by vote of a majority of the entire Board. Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

         SECTION 5. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, will serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

         SECTION 6. The books of the Corporation, except as such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

         SECTION 7. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS


         SECTION 1. The first meeting of each newly elected Board of Directors will be held immediately following the annual meeting of the stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the

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first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

         SECTION 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as is determined from time to time by the Board of Directors.

         SECTION 3. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by the Chief Executive Officer or the President, on at least two days' notice to each director and must be called by the Secretary on like notice at the written request of any two directors.

         SECTION 4. Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VII of these By-Laws and must state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

         SECTION 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office, but in no event less than one-third of the entire Board of Directors, will constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation will be deemed taken at the meeting.

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         SECTION 6. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

                                    ARTICLE V

                                   COMMITTEES


         SECTION 1. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee will have all the authority of the Board of Directors, except as the Board otherwise provides, and, except as provided in Article VI with regard to the Independent Directors Committee, the other committees will have such authority as the Board grants them. The Board of Directors will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

         SECTION 2. Each committee (including the Independent Directors Committee described in Article VI) must keep regular minutes of its proceedings and report to the Board of Directors as and when the Board requires. Unless the Board otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

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         SECTION 3. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

                                   ARTICLE VI

                         INDEPENDENT DIRECTORS COMMITTEE


         SECTION 1. The Board of Directors shall appoint an Independent Directors Committee consisting of three or more Directors, none of whom is an officer or employee of the Corporation or of a subsidiary of the Corporation, and none of whom is a director, officer or employee of Lennar Corporation or a subsidiary of Lennar Corporation (each, an "Independent Director"). The Chairman of the Independent Directors Committee shall be designated by the Board of Directors.

         SECTION 2. All actions of the Independent Directors Committee will require the vote of a majority of the members present at a meeting at which a quorum is present. A quorum of the Independent Directors Committee will be a majority of its members. The Independent Directors Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, and shall prescribe its own rules of procedure.

         SECTION 3. The Corporation may not take any of the following actions, and the Board of Directors may not approve or authorize any of the following actions (if its approval or authorization is required), unless the action has been approved by the Independent Directors Committee:

         (i) Instruct or permit the representatives of its subsidiary on the Executive Committee of Lennar Land Partners to vote or consent with regard to any item which requires the unanimous vote of that Executive Committee as provided in the Partnership Agreement of Lennar Land Partners.

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         (ii)  Enter into, or permit any of its subsidiaries to enter into, any transactions with Lennar Corporation or any of its subsidiaries.

         (iii) Agree to any amendment of, or give any waiver or consent under, a Separation and Distribution Agreement dated June 10, 1997, between the Corporation and Lennar Corporation.

         SECTION 4. The Independent Directors Committee shall keep regular minutes of its proceedings, which will be filed with the minutes of the meetings of the Board of Directors.

                                   ARTICLE VII

                                     NOTICES


         SECTION 1. Any notice to a stockholder may be given personally or by mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the Corporation record of stockholders.

         SECTION 2. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegram, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone, when received if given by facsimile transmission or telex, on the third business day after the day when deposited in the United States mail, postage prepaid, or on the day when delivered to a cable or similar communications company, directed to the director at the director's business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

         SECTION 3. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its

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commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VIII

                                    OFFICERS

         SECTION 1. The officers of the Corporation will be a President, a Secretary and a Treasurer, and the Board of Directors may also elect a Chief Executive Officer, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any two or more offices, except the offices of President and Secretary, may be held by the same person. No officer except the Chairman of the Board need be a director of the Corporation.

         SECTION 2. Each officer will be elected by the Board of Directors and will hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

         SECTION 3. The compensation of officers will be fixed by the Board of Directors or in such manner as it may provide.

         SECTION 4. The Chairman of the Board, if any, will preside at all meetings of the stockholders and of the Board of Directors and will have such other duties as from time to time may be prescribed by the Board of Directors.

         SECTION 5. The Chief Executive Officer, if any, will be the chief executive officer of the Corporation, will have general charge of management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and will see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer, if any, will preside over

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any meeting of the stockholders or the Board of Directors at which neither the
Chairman of the Board nor a Vice Chairman of the Board is present.

         SECTION 6. If there is no Chief Executive Officer, the President will be the chief executive officer of the Corporation and will have the powers and duties described in Section 5. If there is a Chief Executive Officer, the President will be the chief operating officer of the Corporation and will have such powers and duties, subject to the control of the Board of Directors and the Chief Executive Officer, as generally pertain to that position, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

         SECTION 7. The officers of the Corporation, other than the Chairman of the Board, the Chief Executive Officer and the President, will have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the chief executive officer, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

         SECTION 8. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE IX

                             CERTIFICATES FOR SHARES


         SECTION 1. The shares of stock of the Corporation will be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

         SECTION 2. Any or all signatures upon a certificate may be facsimiles. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon

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a certificate ceases to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he, she or it were that officer, transfer agent or registrar at the date of issue.

         SECTION 3. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation and its transfer agent against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

         SECTION 4. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, shall issue a new certificate to the person entitled to it, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

         SECTION 5. The Board of Directors may fix in advance a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. That date must be not less than ten and not more than sixty days before the date of the meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date will be as provided by law. A determination of stockholders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 6. The Corporation will for all purposes be entitled to treat a person registered on its books as the owner of shares as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation

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will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

                                    ARTICLE X

                                 INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

         SECTION 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or

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was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or such suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

         SECTION 4. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1 or 2. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the stockholders.

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         SECTION 5. Expenses incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.

         SECTION 6. The Indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

         SECTION 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         SECTION 9. References in this Article to "the Corporation" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had

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power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to the constituent corporation if its separate existence had continued.

         SECTION 10. For purposes of this Article, references to "other enterprises" will include employee benefit plans; references to "fines" will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" will include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         SECTION 11. The provisions of this Article will be deemed retroactive and will include all acts of the officers and directors of the Corporation since the date of incorporation.

                                   ARTICLE XI

                               GENERAL PROVISIONS


         SECTION 1. The corporate seal will have inscribed on it the name of the Corporation, the year of its creation, the words "CORPORATE SEAL DELAWARE," and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of

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Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

         SECTION 2. The fiscal year of the Corporation will end on the 30th of November of each year.

                                   ARTICLE XII

                                   AMENDMENTS


         SECTION I. These By-Laws may be amended or repealed, and new By-Laws may be adopted, amended or repealed (a) at any regular or special meeting of stockholders, or (b) by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board, except that (i) no By-Law may be adopted or amended by the Board of Directors if the By-Law or amendment is inconsistent with a By-Law, or an amendment to a By-Law, adopted by the stockholders, (ii) Article VI of these By-laws may only be amended or repealed with the approval of the Independent Directors Committee or with the affirmative vote of the holders of a majority of the shares of Common Stock (voting separate and apart from the Class B Common Stock) which are voted with respect to the amendment or repeal, and (iii) Article VI, in its entirety, will be automatically repealed on November 30, 2002 without action of the Board of Directors, the stockholders or the Independent Directors Committee.


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